As  filed  with  the  Securities  and  Exchange  Commission  on  June  6,  2000
                                               Registration  No.  __________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        GREEN MOUNTAIN POWER CORPORATION
             (Exact name of registrant as specified in its charter)
            Vermont                                             03-0127430
(STATE  OF  INCORPORATION)                                  (I.R.S.  EMPLOYER
                                   (IDENTIFICATION  NO.)
                                 163 Acorn Lane
                              Colchester, VT  05446
                        Telephone number:  (802) 655-8451
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                               Nancy Rowden Brock
                     Vice President, Chief Financial Officer
                        Corporate Secretary and Treasurer
                        Green Mountain Power Corporation
                                 163 Acorn Lane
                              Colchester, VT 05446
                           Telephone:  (802) 655-8451
(Name, address, and telephone number, including area codes, of agent of service)
     Approximate date of commencement of proposed sale to the public: On or after the 20th day after the filing date of the Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

                         CALCULATION OF REGISTRATION FEE
 ==============================================================================
                                            Proposed
                                             Maximum    Proposed
                                 Shares     Offering     Maximum    Amount  of
      Title  of  Securities         to be       Price     Aggregate Registration
       To  Be  Registered        Registered   Per  Unit    Offering      Fee
                                                          Price
---------------------------------------------------------------
Common  Stock  $3.33  1/3
Par  Value  300,000  shs.     300,000  shs     $7.875     $2,250,000     $623.70
=========================     ============     ======     ==========     =======
* Based upon the average closing price per share of $7.875 for the Common Stock on the New York Stock Exchange during the five tradings days prior to the filing of this registration statement.
Pursuant to Rule 429, this Registration Statement also relates to Registration Statement No. 2-99643.
 =======================

======
PART  I     PROSPECTUS                              24-c
-------     ----------                              ----
                        GREEN MOUNTAIN POWER CORPORATION
                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                   __________
                                   ----------

     The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Green Mountain Power Corporation ("GMP" or the "Company") provides an economical and convenient method for the holders of shares of the Company's Common Stock, as well as employees of the Company and it subsidiaries, members of the board of directors ("Directors") of the Company, and residents of Vermont to purchase shares of the Company's Common Stock without payment of a brokerage commission or service charge. All shareholders of GMP whose certificates are registered in their names or who presently hold shares through the Plan are eligible to participate in the Plan.
                                   __________
                                   ----------
     The price paid by participants for shares of Common Stock purchased by the Administrator of the Plan directly from the Company will be 95% of the average (in the case of reinvested dividends) or 100% of the average (in the case of optional cash purchases) of the closing sale prices for the Common Stock on the New York Stock Exchange, as reported by The Wall Street Journal, for the period of ten trading days during which sales occurred (not to exceed thirty trading days) prior to and ending on the day preceding the dividend payment date.

     The price paid by participants for shares of Common Stock purchased by the Administrator on the open-market or privately negotiated transactions will be 95% (in the case of reinvested dividends) or 100% (in the case of optional cash purchases) of the weighted average price of all Common Stock acquired by the Administrator during the thirty-day period commencing on the relevant investment date.

     It  is  suggested  that this Prospectus be maintained for future reference.

     NO BROKERAGE COMMISSIONS OR SERVICE CHARGES WILL BE INCURRED BY PARTICIPANTS FOR PURCHASES MADE UNDER THE PLAN.
                                   __________
                                   ----------

     On May 31, 2000, the reported closing sale price for the Common Stock on the New York Stock Exchange was $7.50 per share.
                                   __________
                                   ----------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                   __________
                                   ----------
                  The date of this Prospectus is May 31, 2000.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS
CORRECT  AS  OF  ANY  TIME  SUBSEQUENT  TO  ITS  DATE.

                                TABLE OF CONTENTS

Available  Information                                                 3
Incorporation  of  Certain  Documents  by  Reference             .     4
Description  of  the  Plan     4
     Purpose     4
     Advantages                            .     5
     Administration                               5
     Participation     6
     Costs                               .     8
     Acquisition  of  Shares                        .     8
     Full  and  Partial  Investment  Options                      9
     Optional  Cash  Payments                           9
     Reports  to  Participants                       .     10
     Dividends                            10
     Withdrawal                                 11
     Sale  or  Transfer  of  Shares                           11
     Federal  Tax  Treatment                       .     12
     Other  Information                               13
Use  of  Proceeds                           13
Legal  Opinions  and  Experts                      .      14


                              AVAILABLE INFORMATION
     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Information, as of particular dates, concerning directors and officers of the Company and their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copies at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices, Suite 700, John W. McCormack Post Office and Courthouse Building, 90 Devonshire Street, Boston, Massachusetts 02109; and Room 1228, 75 Park Place, New York, New York 10007. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company's Common Stock is listed on the New York Stock Exchange. Such reports, proxy statements and other information concerning the Company can also be inspected at the offices of such Exchange, 20 Broad Street, New York, New York.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents, heretofore filed with the Commission (file No. 1-8291) pursuant to the Securities and Exchange Act of 1934, are incorporated hereby reference:
          1. The Company's annual report on Form 10-K for the year ended December 31, 1999
          2. The Company's quarterly report on Form 10-Q for the quarter ended March 31, 2000.
                       -
          3.     The  Company's  definitive  proxy  statement  filed pursuant to
Section 14 of the Securities Exchange Act of 1934 in connection with the 2000 Annual Meeting of Shareholders.
          4. The description of the Company's Common Stock which is contained in the Company's Form 8-A, dated December 16, 1981, as amended, filed pursuant to Section 12 (b) of the Securities Exchange Act of 1934 (File No. 1-8291).

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this Prospectus and prior to the termination of the shares covered hereby, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference herein, other than exhibits thereto. Any such requests may be directed to the Corporate Secretary of the Company at the principal executive office of the Company set forth under the caption "The Company" below.

                                   THE COMPANY

     The Company, a Vermont corporation, is a public utility operating company engaged in supplying electrical energy, primarily to retail customers, in the State of Vermont. Its executive offices are located at 163 Acorn Lane, Colchester, Vermont 05446 (Telephone: 802-864-5731).


                              DESCRIPTION THE PLAN
     The following is a question and answer statement of the Dividend Reinvestment and Stock Purchase Plan (the "Plan").

PURPOSE

     1.     WHAT  IS  THE  PURPOSE  OF  THE  PLAN?
          The purpose of the Plan is to provide shareholders of record of Common Stock of GMP, employees of the Company and its subsidiaries, Directors of the Company and residents of Vermont with a convenient method of purchasing shares of Common Stock, at a price determined as described in the answer to question 2, without payment of any brokerage commission or service charge. Purchases of newly issued Common Stock provide a means of raising new capital for the Company.


ADVANTAGES

     2.     WHAT  ARE  THE  ADVANTAGES  OF  THE  PLAN?
A A shareholder of record of common stock of GMP, employee of the Company or its subsidiaries, a Director of the Company or a Vermont resident may join the Plan by completing the appropriate authorization form and making an initial investment. Once this action is completed, each is treated on the same basis as participants. All current participants of the Plan need to take no action to continue in the Plan.

     B Participants in the Plan may: (a) have cash dividends on all of their shares of Common Stock automatically reinvested and have the option of investing additional amounts by making cash payments; or (b) continue to receive cash dividends on all of the shares registered in their names and invest by making optional payments of not less than $50 per payment, not to exceed $40,000 per year; or (c) have cash dividends on less than all of their shares automatically reinvested and continue to receive cash dividends on their remaining shares and have the option of investing additional amounts by making cash payments of not less than $50 per payment, not to exceed $40,000 per year.

     C     The  purchase  price  of  shares  of  Common  Stock  purchased  with reinvested  cash  dividends  will  be  at  a  5%  discount.  (See  question  12)

     D          No  commission  or  service  charge  is  paid by participants in connection with purchases under the Plan. A participant who elects to invest only optional cash payments will continue to receive the cash dividends paid on shares registered in his name, but the dividends on shares purchased for him and credited to his account under the Plan will be reinvested in additional shares of Common Stock. Full investment of funds is possible under the Plan because the Plan permits fractions of shares, as well as full shares, to be credited to participants' accounts. Dividends with respect to such fractions, as well as full shares, will be reinvested in additional shares and such shares credited to participants' accounts. Regular statements of account will provide participants with a record of each transaction.

ADMINISTRATION

     3.     WHO  ADMINISTERS  THE  PLAN  FOR  PARTICIPANTS?
          The Chase Manhattan Bank acts as Administrator for the participating shareholder under an arrangement which may be terminated by the Company or the Administrator at any time. The Administrator keeps a continuing record of participant's accounts, sends quarterly statements of account to participants and performs other duties relating to the Plan. Common Stock purchased under the Plan will be registered in the name of the Administrator (or its nominee), as agent for participants in the Plan. Should The Chase Manhattan Bank cease to act as Administrator under the Plan, another Administrator would be designated by the Company. All correspondence in regard to the Plan should be sent to the Administrator, The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001.

PARTICIPATION

     4.     WHO  IS  ELIGIBLE  TO  PARTICIPATE?
          All shareholders of record of Common Stock of GMP, employees of the Company or its subsidiaries, Directors of the Company, and residents of Vermont are eligible to participate in the Plan. In order to be eligible to participate in the Plan, beneficial owners of Common Stock of the Company whose shares are registered in names other than their own must become shareholders of record by having their shares transferred into their names.

5. HOW DOES AN ELIGIBLE SHAREHOLDER, EMPLOYEE, DIRECTOR OR VERMONT RESIDENT PARTICIPATE?
          A shareholder of record may participate in the Plan by checking the box of his or her choice on the Authorization Card and signing it and returning it to the Administrator. An employee of the Company or its subsidiaries, Directors of the Company or Vermont residents may become a participant by checking the appropriate box on the Authorization Card, sign the card, attach a check of $50 or more for the initial investment, and return to the Administrator. A postage-paid envelope is provided for this purpose. An Authorization Card is enclosed with this Prospectus and additional forms may be obtained at any time by written request to the Company or the Green Mountain Power, c/o The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001.

     6.     WHEN  MAY  A  SHAREHOLDER  JOIN  THE  PLAN?
          A shareholder of record may join the Plan at any time. If the Authorization Card is received by the Administrator on or before the fifteenth day of the month in which a dividend is paid, the dividend and any optional cash payment received at least five days before the dividend payment date will be invested in additional shares of Common Stock for the shareholder. If the Authorization Card is received by the Administrator after the fifteenth day of the month in which a dividend is paid, the shareholder's purchases will not start until payment of the next following dividend. Optional cash payments will be invested at the end of the month of receipt.
          For example, if the Company declares a cash dividend on its Common Stock payable on March 31, the Authorization Card must be received by the Administrator on or before March 15, in order for the dividend paid on March 31 to be reinvested. If the Authorization Card is received on or after March 16, the dividend paid on March 31 will be sent to the shareholder as usual and such shareholder's participation in the Plan will commence on the date the next cash dividend on Common Stock is paid. Dividend payment dates normally are on or about the last business day of March, June, September and December.
          For a shareholder electing to participate in the Plan by making optional cash payments only, if the Authorization Card and initial cash payment or subsequent cash payments are received at least five days prior to the investment date, generally the last business day of each month, participation in the Plan will commence on such date and shares will be purchased for the participant's account.
          If the Authorization Card or optional cash investments are received after this date they will be retained by the Administrator in a non-interest bearing account and applied to the following month's transactions.

     7. WHEN MAY AN EMPLOYEE OF THE COMPANY OR ITS SUBSIDIARIES, A DIRECTOR OF THE COMPANY OR VERMONT RESIDENT JOIN THE PLAN?
          Each of the above may join the Plan at any time by completing the Authorization Card and making an initial investment of not less than $50 nor more than the annual maximum of $40,000

     8.     HOW  MAY  PARTICIPANTS  CHANGE  THEIR  INVESTMENT  OPTION?
          A participant may change his or her investment option at any time by signing a new Authorization Card and returning it to the Administrator. A change in investment option will be effective on and after a particular dividend payment date if the Authorization Card is received by the Administrator by the fifteenth day of the month in which the dividend is paid. If the Authorization Card is received by the Administrator after the fifteenth day of the month in which a dividend is paid, the change will not be effective until the next dividend is paid.
          After a participant has selected the option of reinvesting dividends on less than all of their shares of Common Stock, such participant may change the number of shares on which dividends are being reinvested by notifying the Administrator in writing. A change in the number of shares on which dividends are being reinvested will be effective on and after a particular dividend payment date if the notification is received by the Administrator by the fifteenth day of the month in which the dividend is paid. If the notification is received by the Administrator after such time, the change will not be effective until the next dividend is paid.
          Participants reinvesting dividends on less than all of their shares who wish to effect a change to reinvest dividends either on all of their shares or on none of their shares must sign a new Authorization Card and forward it to the Administrator so that it is received by the fifteenth day of the month in which a dividend is paid in order for the change to be effective on and after the dividend payment date.

     9. DOES THE COMPANY OFFER SAFEKEEPING OF CERTIFICATE SHARES? Yes. To provide protection against loss, theft or destruction, participants can deposit their certificate shares with the Administrator for safekeeping. Certificates should be sent with a written request, by registered mail, return receipt requested and should be properly insured. Your certificates should not be endorsed. The Administrator will hold your shares until the participant requests the issuance of a certificate or the participant requests to sell the shares through the Plan. Participants should be advised that once certificates are deposited in the Plan for safekeeping, all dividends paid on those shares will be automatically reinvested.





COSTS

     10. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?
          No. Participants will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company. However, if a participant directs the Administrator to sell his Plan shares in the event he withdraws from the Plan, he will pay a brokerage commission and any transfer tax. (See question 20.)

ACQUISITION  OF  SHARES

     11. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS? The number of shares which will be purchased for a participant's account depends on the amount of the dividend, the amount of optional cash payments, or both, and the price of the shares of Common Stock. Accordingly, a participant cannot purchase a previously specified number of shares. Each account will be credited on each investment date with that number of shares, including fractions computed to four decimal places, equal to the total amount invested divided by the purchase price per share.

     12. WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?
          The price paid by participants for shares of the Company's Common Stock that the Administrator purchases directly from the Company will be 95% (in the case of reinvested dividends), or 100% (in the case of optional cash payments), of the average of the closing sale prices for the Common Stock on the New York Stock Exchange (as reported by The Wall Street Journal) for the period of ten trading days during which sales occurred (not to exceed thirty trading days) prior to and ending on the day preceding the dividend payment date.
          The price paid by participants for shares of Common Stock purchased by the Administrator on the open-market or privately negotiated transactions will be 95% (in the case of reinvested dividends), or 100% (in the case of optional cash purchases) of the weighted average price of all Common Stock acquired by the Administrator during the thirty-day period commencing on the relevant investment date.

     13. WILL CERTIFICATES BE ISSUES TO PARTICIPANTS FOR SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN?
          Certificates for whole shares of Common Stock purchased under the Plan will not be issued to participants but will be registered in the name of the Administrator (or its nominee) as agent for the participant. However, at any time upon written request of a participant to the Administrator, certificates for any number of whole shares of Common Stock credited to his account under the Plan will be issued. Any remaining whole shares of Common Stock for which certificates are not requested and any fraction of a share of Common Stock will continue to be credited to the participant's account under the Plan. (See question 20 for discussion on fractions.)



FULL  AND  PARTIAL  REINVESTMENT  OPTIONS

     14.     HOW  DO  THE  FULL  AND  PARTIAL  REINVESTMENT  OPTIONS  WORK?
          A shareholder who elects the full reinvestment option authorizes the Administrator to reinvest the cash dividends paid on all of the shares of Common Stock registered in his name.
          Under the partial reinvestment option, the shareholder authorizes the Administrator to reinvest the cash dividends paid on a specified number of shares (less than all) registered in his name. A shareholder who elects this option must specify in the appropriate box on the Authorization Card the number of shares in respect of which the cash dividends are to be reinvested.
          Under both the full and partial reinvestment options, the Administrator will automatically reinvest the dividends on all shares accumulated in a participant's account under the Plan through the reinvestment of dividends or the investment of optional cash payments. Both options permit the shareholder to invest in additional shares any optional cash payments made by him.

OPTIONAL  CASH  PAYMENTS

     15.     HOW  DOES  THE  OPTIONAL  CASH  PAYMENT  WORK?
          If a participant has checked the "optional cash payments only" box on the Authorization Card, a participant will continue to receive cash dividends on Common Stock registered in his name, but dividends on all shares credited to his account under the Plan will be reinvested in additional shares of GMP Common Stock.
          Any number of optional cash payments (of not less than $50) may be made in each month but the aggregate of such payments per participant may not be more than $40,000 per year. The same amount of money need not be invested each month, and there is no obligation to make an optional cash payment in any month. If a participant sends cash payments which aggregate less than $50 or exceeds $40,000,will be returned by the Administrator to the participant.
          A participant may make an optional cash payment when enrolling by enclosing a check payable to the Administrator with the Authorization Card. Thereafter, optional cash payments should be accompanied by cash payment forms which are attached to the participant's statement of account and which also may be requested from the Administrator.
          Optional cash payments received at least five days preceding an investment date, generally the last business day of the month, will be invested as of such date. Payments received after the five days preceding an investment date will be invested on the investment date of the following month.

          SINCE NO INTEREST WILL BE PAID BY THE COMPANY OR THE AGENT ON OPTIONAL CASH PAYMENTS, IT IS SUGGESTED THAT ANY OPTIONAL CASH PAYMENTS BE SENT SO AS TO REACH THE AGENT BETWEEN FIFTEEN AND FIVE DAYS BEFORE AND INVESTMENT DATE .



     16 HOW WILL DIVIDENDS PAID ON SHARES PURCHASED THROUGH OPTIONAL CASH PAYMENTS BE HANDLED?
          If you have selected optional cash payments only, cash dividends will continue to be paid as declared on all shares of the Company's Common Stock registered in his name, but dividends on all shares purchased with optional cash payments and credited to his account will be reinvested in additional shares. Cash dividends will be paid to him only with respect to those whole shares for which certificates have been issued at the participant's request. Any whole and fractional shares remaining in the account after issuance of certificates for those whole shares requested by the participant will continue to be credited to his account, and dividends paid with respect thereto will be reinvested in additional shares, until participation in the Plan is terminated.
          No dividends will be paid on shares purchased with optional cash payments invested on a dividend payment date. This is so because the investment will be made after the record date for dividend payments.

REPORTS  TO  PARTICIPANTS

     17.     WHAT  KIND  OF  REPORTS  WILL  BE SENT TO PARTICIPANTS IN THE PLAN?
          Each participant in the Plan will receive a quarterly statement shortly after the dividend payment date. The statement reflecting distributions in the fourth quarter of each year will be furnished on or before January 31 of the following year, and will show the number of shares distributed to the participant during the preceding year, the date of each such distribution, and the fair market value of the shares on each distribution date. These statements are a participant's continuing record of the cost of purchases and should be retained for income purposes.
          In the event that a participant makes monthly cash investments, a statement will be sent shortly after the investment date.
          In addition, each participant will receive copies of the same communication sent to all other holders of shares of Common Stock, including GMP's periodic reports to shareholders, the Annual Report, the Notice of Annual Meeting and Proxy Statement and IRS information for reporting dividends paid.

DIVIDENDS

     18.     WHAT  WILL  HAPPEN  TO  THE  DIVIDENDS  ON  THE  SHARES  HELD  IN
PARTICIPANTS'  ACCOUNTS  UNDER  THE  PLAN?
          Participants will be credited with dividends on the shares held in their accounts under the Plan. On the dividend payment date, the Administrator will credit the dividends attributable to those outstanding full and fractional shares held for the participant's account under the Plan as of the dividend record date and will reinvest such dividends in additional shares of Common Stock. Accordingly, participants in the dividend reinvestment portion of the Plan will not receive dividend checks, unless they have elected to reinvest dividends on only a portion of the shares registered in their name. In the latter case, they will receive checks for dividends payable on the shares of Common Stock on which they have not elected to reinvest dividends. Shareholders whose participation is limited to optional cash payments will receive dividend checks on those shares registered in their name, but dividends on all shares credited to their account under the Plan will be reinvested in additional shares of Common Stock.
WITHDRAWAL

     19.     WHEN  MAY  A  PARTICIPANT  WITHDRAW  FROM  THE  PLAN?
          A participant may withdraw from the Plan at any time. If the request to withdraw is received by the Administrator before the dividend payment date, the amount of the dividend and any optional cash payment which would otherwise have been invested on such payment date or investment date will be paid to the withdrawing participant. If the request to withdraw is received by the Administrator on or after the dividend payment date, the dividend paid on such dividend payment date and any optional cash payments received prior to such payment date or investment date will be invested for the participant's account. Any optional cash payments received on or after such dividend payment date or investment date will be returned to the withdrawing participant.
          Once a participant has withdrawn from the Plan, all subsequent dividends will be paid to the shareholder in cash unless he elects to re-enroll in the Plan, which may be done at any time.
          Payment will be made approximately 2 to 3 weeks following receipt of the participant's request to withdraw from the plan.

     20.     HOW  DOES  A  PARTICIPANT  WITHDRAW  FROM  THE  PLAN?
          In order to withdraw from the Plan, a participant must write, giving the account number, to Administrator, The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001, notifying them that he wishes to withdraw from the Plan. When a participant withdraws from the Plan or upon termination of the Plan by the Company, certificates for whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share based on the closing sale price for the Common Stock of the Company on the New York Stock Exchange (as reported in The Wall Street Journal) on the next business day following the day the withdrawal request is received by the Administrator or the Plan is terminated. In the request for withdrawal from the Plan, a participant may direct the Administrator to sell all shares of Common Stock credited to his account under the Plan. The Administrator will make such a sale on the New York Stock Exchange on any of the ten trading days after receipt of the request. The participant will receive the proceeds of the sale less any related brokerage commission and any transfer tax.

          The Company reserves the right to liquidate annually any Plan accounts with less than a whole share and without certificate shares. The fractional share will be sold and participants will receive a check for the proceeds.

SALE  OR  TRANSFER  OF  SHARES

     21. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS SHARES REGISTERED IN HIS NAME?
          If a participant disposes of all shares registered in his name, the Administrator will continue to reinvest all dividends on the shares credited to the participant's account under the Plan unless the participant notifies the Administrator in writing that he wishes to withdraw from the Plan. Optional ash payments may continue to be made by such participants as long as there are shares credited to the account.
          If a participant who is reinvesting dividends on less than all of the shares of Common Stock registered in such participant's name dispose of a portion of the shares, the Administrator will reinvest dividends on the same number of shares as it did before the participant's disposition of shares. However, if the number of shares remaining registered in the participant's name is less than the number of shares on which the Administrator is authorized to reinvest the dividends, the Administrator will reinvest dividends on all of the participant's remaining shares. For example, if a participant authorizes the
Administrator to reinvest dividends on 50 of the 100 shares of Common Stock registered in that participant's name, and the participant then disposed of 25 shares, the Administrator would continue to reinvest dividends on 50 of the remaining 75 shares; or if the participant disposed of 75 of such 100 shares, the Administrator would continue to reinvest dividends on all of the remaining 25 shares.
 .
FEDERAL  TAX  TREATMENT

     22. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?
          In general, participants in the Plan have the same federal income tax obligations with respect to their dividends as do shareholders who are not Plan participants. This means that dividends reinvested under the Plan are taxable as having been received even though the participants did not actually receive them in cash but, instead, used them to purchase additional share under the Plan.
          The Internal Revenue Service ruled with respect to a plan similar to the Company's Plan that the full fair market value of shares purchased with reinvested cash dividends is taxable as dividend income to the participants. This means that in addition to the reinvested dividends being taxable, the amount of any discount from the fair market value of the shares is also taxable as dividend income.
          The tax basis of newly issued shares acquired through reinvested cash dividends and cash investments is equal to the fair market value of the Common
Stock on the investment date. The fair market value for these shares is the closing price of Common Stock on the investment date.
          The tax basis of shares acquired in the open market is equal to the purchase price per share. The purchase price is determined by calculating the weighted average price at which the Administrator acquires the shares.
          The holding period for the shares acquired under the Plan commences the day after the investment date.
          For further information as to the tax consequences of participation in the Plan, participants should consult with their own tax advisor.
          Participants who fail to furnish a valid taxpayer identification number may be subject to additional withholdings.

     23. WHAT PROVISION IS MADE FOR FOREIGN SHAREHOLDERS WHOSE DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDING?
          In the case of participating foreign holders of Common Stock whose dividends are subject to United State income tax withholding, the Administrator will apply an amount equal to the dividends to be reinvested, less the amount of tax required to be withheld, to the purchase of shares of Common Stock. Quarterly statements will be mailed confirming purchases made for such foreign participants.
          Optional cash payments received from foreign shareholders must be in United States dollars and will be invested in the same manner as payments from other participants.

OTHER  INFORMATION

     24. WHAT IS THE RESPONSIBILITY OF THE COMPANY UNDER THE PLAN? The Company will not be liable for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.
          The participant should recognize that the Company cannot assure him of a profit or protect him against a loss on the share purchased by him under the Plan.

     25. WHAT IS THE RESPONSIBILITY OF THE ADMINISTRATOR UNDER THE PLAN? The Administrator will not be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.

     26.     MAY  THE  PLAN  BE  CHANGED  OR  DISCONTINUED?
          The Company reserves the right to suspend, modify or terminate the Plan at any time. Notice of any such suspension, modification or termination will be sent to all participants.

27.     WHAT  HAPPENS IF THE COMPANY ISSUES A STOCK DIVIDEND OR DECLARES A STOCK
SPLIT?
          Any stock dividend or shares resulting from stock splits with respect to shares, both full and fractional, credited to participants' accounts will be added to their accounts.

     28.     HOW  WILL  A  PARTICIPANT'S  SHARES  BE  VOTED  AT  MEETINGS  OF
SHAREHOLDERS?
          Whole and fractional shares credited to the account of a participant under the Plan will be added to the shares registered in his name, and the proxy on the combined total will be furnished to the participant.
          To the extent permitted by then applicable law, if no instructions are received on a proxy card returned, properly signed, with respect to any item thereon, all of a participant's whole and fractional shares will be voted in accordance with the recommendations of GMP's management. If the proxy card is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.


                                 USE OF PROCEEDS
          The net proceeds from the sale from time to time of the Common Stock offered hereby will be used for general corporate purposes including financing of the Company's construction program as then in effect.


                           LEGAL OPINIONS AND EXPERTS
          The legality of the shares of Common Stock offered hereby is being passed upon for the Company by Hunton & Williams, 200 Park Avenue, 43rd Floor, New York, New York 10166, special counsel for the Company and by Jeffrey P. Trout, Esq., Senior Attorney and counsel of the Company. Hunton & Williams will rely on the opinion of Jeffrey P. Trout Esq., as to matters of Vermont law.
          The audited consolidated financial statements of the Company for the period ended December 31, 1999, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999, which are incorporated in this Prospectus by reference, have been examined by Arthur Andersen & Co., independent certified public accountants, as set forth in their report with respect thereto, and are included in this Prospectus, through incorporation by reference, in reliance upon the report of such firm and their authority as experts in accounting and auditing.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
          The Vermont Business Corporation Act (11.A 8.52 and 8.56) permits the indemnification under certain circumstance of directors or officers of a Vermont corporation and its subsidiaries for expenses incurred in connection with the defense of actions, suits or proceedings against them as such directors or officers.
          Section 9 of Article IV of the Company's By-Laws generally provides for the indemnification of directors and officers in certain cases against judgments, fines or penalties, including reasonable costs such as attorney's fees, incurred by them in connection with the defense or disposition of any action, suit or other proceedings in which they may be involved or with which they may be threatened by virtue of their being directors or officer except where such director or officer is liable for gross negligence or misconduct in the performance of duty.
          Insofar as indemnification of liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  14.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION
  Securities  and  Exchange  Commission  Registration  Fee  $623.70
  Printing  0
  Transfer  Agent/Fees  and  Expenses      0
  Legal  Fees       $3,500.00
  Accountants'  Fees  $3,000.00
  Blue  Sky  Costs  and  Fees
  N.Y.S.E.  Listing  Fee  $1,500.00
    *Total  $8,623.70
*Estimated

ITEM  15.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

   The Vermont Business Corporation Act (11A 8.51 and 8.56) provides, in pertinent part, as follows:

     "Each corporation, when no specific inconsistent provision is made by law or by its articles of association, shall have the power:

     (8.51) (a) Except as provided in subsection (d) of this section, a corporation may indemnify an individual made a party to a preceding because the individual is or was a director against liability incurred in the proceeding if:
(1) the director conducted himself or herself in good faith; and (2) the director reasonably believed: (A) in the case of conduct in the director's official capacity with the corporation, that the director's conduct was in its best interests; and (B) in all other cases, that the director's conduct was at least not opposed to its best interests; and (3) in the case of any proceeding brought by a governmental entity, the director had no reasonable cause to believe his or her conduct was unlawful, and the director is not finally found to have engaged in a reckless or intentional unlawful act.

     (b) A director's conduct with respect to an employee benefit plan for a purpose the director reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirements of subdivision (a)(2)(B) of this section.

     (c) The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this section.

     (d) A corporation may not indemnify a director under this section: (1) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (2) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

     (e) Indemnification permitted under this section in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     (8.52) Unless limited by its articles of incorporation, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding.

     (8.56) Unless a corporation's articles of incorporation limit indemnification of an officer, employee, or agent of the corporation: (1) an officer of the corporation who is not a director is entitled to mandatory indemnification under section 8.52 of this title, and is entitled to apply for court-ordered indemnification under section 8.54 of this title, in each case to the same extent as a director; (2) the corporation may indemnify and advance expenses under this subchapter to an officer, employee, or agent of the corporation who is not a director to the same extent as a director.

   Section 9 of Article IV of the Company's By-Laws, as amended, reads as follows:

     "Section 9. Indemnification. This Corporation shall indemnify any person threatened with or made a party to any action, suit or proceeding, civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director or officer of this Corporation or of any corporation which he served as such at the request of this Corporation, against judgments, fines or penalties and the reasonable cost and expenses, including but not restricted to attorney's fees, actually and reasonably incurred by him in connection with the defense of such action, suit or proceeding or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director or officer is liable for gross negligence or misconduct in the performance of duty to the Corporation; provided, however, that as to any matter disposed of by compromise by such person, pursuant to a consent decree or otherwise, no indemnification either for a compromise payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Corporation after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such person, his testator or intestate, as the case may be, appears not to be liable for gross negligence or misconduct in the performance of duty to the Corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses reasonably incurred by any such person in connection with the defense or disposition of any such action, suit or other proceeding shall be paid from time to time by this Corporation in advance of the final determination thereof upon receipt of a written undertaking from such person to repay the amounts so paid by the Corporation if it is ultimately determined that indemnification for such expenses is not required under this section. The foregoing right to indemnity shall not be deemed exclusive of any other rights to which such director or officer may be entitled apart from the provisions of this paragraph."

   Subject to certain exceptions, the directors, all corporate officers and certain employees working in conjunction therewith and the heirs, assigns and estates of such directors, officers and employees of the Corporation are insured to the extent of 100% of the loss, with an overall limit of $25,000,000 because of any claim or claims made against them, including claims arising under the Securities Act of 1933, and caused by any negligent act, any error, any omission or any breach of duty while acting in their capacities as such directors or officers, and the Corporation is insured to the extent that it shall have indemnified the directors and officers for such loss. The premiums for such insurance are paid by the Corporation.

Item  16.  Exhibits

                                  EXHIBIT INDEX

     Certain of the following exhibits are filed herewith. Certain other of the following exhibits have heretofore been filed with the Securities and Exchange Commission and are incorporated herein by reference.

EXHIBIT
NUMBER
------
3-a    --  Articles  of  Association  as restated (Exhibit 3-a, Form 10-K 1993).
3-a-1  --  Amendment to 3-a above, dated as of May 20, 1993 (Exhibit 3-a-1, Form
           10-K  1993).
3-b    --  By-laws,  as  amended  (Exhibit  3-b,  Form  10-K,  1993).

*5-a-1 --  Opinion  and  Consent  of  Hunton  &  Williams.
*5-a-2 --  Opinion  and  Consent  of  Jeffrey  P.  Trout,  Esq.
*23-c  --  Consent  of  Arthur  Andersen,  LLP,  Independent Public Accountants.
*24-a  --  Power  of  Attorney  (Contained  in  this  Registration  Statement).
*24-b  --  Certified  copy  of Resolutions of the Board of Directors authorizing signature  pursuant  to  Power  of  Attorney.
*24-c  --  Green  Mountain  Power  Corporation  Dividend  Reinvestment and Stock
           Purchase  Plan  (included  in  this  filing  as  Part  I).
*24-d  --  Certified  copy  of  Resolutions  of  the  Retirement  Board authorizing  signature  pursuant  to  Power  of  Attorney.

*Filed  herewith.

ITEM  17.  UNDERTAKINGS

     A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (1)(i) and (1)(ii) do not apply if
            --------   -------
the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION
STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF COLCHESTER, AND STATE OF VERMONT ON THE 6TH DAY OF JUNE 2000.


                            GREEN  MOUNTAIN  POWER  CORPORATION
                            (REGISTRANT)


                            BY:  /S/  NANCY  ROWDEN  BROCK
                                 -------------------------
                                 NANCY  ROWDEN  BROCK  VICE  PRESIDENT,
                                 CHIEF  FINANCIAL  OFFICER,
                                 SECRETARY  &  TREASURER

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

        SIGNATURE             TITLE       DATE
-----------------  ----------------   --------


/s/Christopher  L.  Dutton   President  and  CEO                    June 6, 2000
--------------------------
(Christopher  L.  Dutton)

/s/Thomas  P.  Salmon        Chairman  of  the Board and            June 6, 2000
---------------------
(Thomas P. Salmon)           Director

/s/Nordahl  L.  Brue         Director                               June 6, 2000
--------------------
(Nordahl  L.  Brue)

/s/William  H.  Bruett       Director                               June 6, 2000
----------------------
(William  H.  Bruett)

/s/Merrill  O.  Burns        Director                               June 6, 2000
---------------------
(Merrill  O.  Burns)

/s/Lorraine  E.  Chickering  Director                               June 6, 2000
---------------------------
(Lorraine  E.  Chickering)

/s/John  V.  Cleary,  Jr.    Director                               June 6, 2000
-------------------------
(John  V.  Cleary,  Jr.)

/s/  David  R.  Coates       Director                               June 6, 2000
--------------------------
(David  R.  Coates)

/s/Euclid  A.  Irving        Director                               June 6, 2000
---------------------
(Euclid  A.  Irving)

/s/Martin  L.  Johnson       Director                               June 6, 2000
----------------------
(Martin  L.  Johnson)